UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 28, 2018

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

On September 28, 2018, Asterias Biotherapeutics, Inc. (the “Company”) terminated that certain lease agreement (the “Lease”) between BMR 6300 Dumbarton Circle, LP (“BMR”) and the Company, for approximately 44,000 square feet of space at 6300 Dumbarton Circle in Fremont, California (the “Leased Space”).  Simultaneously with the termination of the Lease, an affiliate of Novo Nordisk, a Denmark-based multinational pharmaceutical company, entered into a lease agreement with BMR for the Leased Space, whereupon the Company and such affiliate of Novo Nordisk immediately entered into a sublease agreement for the Company to occupy and use part of the Leased Space (the “Sublease”).  Upon execution of the Sublease, the Company received approximately $1.0 million from Novo Nordisk.  Under the terms of the Sublease, the initial monthly rent for the subleased space is $67,814.  As a result of the Sublease, the Company expects to lower its facilities related costs over the next several years by approximately $1.0 million annually.  The Company did not incur any early termination fees in in connection with the termination of the Lease. The Sublease expires on December 31, 2021.  The Company may terminate the Sublease prior to its expiration upon three months prior written notice.

The description of the Sublease contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease. A copy of the Sublease will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2018.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events

On September 28, 2018, the Company and Novo Nordisk entered into an option for Novo Nordisk or its designated U.S. affiliate to license, on a non-exclusive basis, certain intellectual property related to culturing pluripotent stem cells, such as hES cells, in suspension.  Under the terms of this license, in exchange for a 24 month period to negotiate an exclusive license during which Asterias has agreed to not grant any exclusive licenses inconsistent with the Novo Nordisk option, Asterias has received a one-time upfront payment of $1.0 million from Novo Nordisk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: October 1, 2018	By:	/s/ Ryan D. Chavez
Chief Financial Officer and General Counsel